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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 13, 2001


                       ECHOSTAR COMMUNICATIONS CORPORATION
               (Exact name of registrant as specified in charter)


           NEVADA                    0-26176                  88-0336997
(State or other jurisdiction       (Commission              (IRS Employer
     of incorporation)             File Number)           Identification No.)


        5701 S. SANTA FE DRIVE
          LITTLETON, COLORADO                                   80120
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:         (303) 723-1000

ITEM 5. OTHER EVENTS

         On October 28, 2001, EchoStar Communications Corporation ("EchoStar") announced the signing of definitive agreements with General Motors Corporation ("GM") and its subsidiary Hughes Electronics Corporation ("Hughes"), providing for the spin-off of Hughes from GM and the merger of Hughes with EchoStar. In connection with the merger, at least $5.525 billion of total financing is expected to be required, which we intend to fund in the capital markets on or prior to closing through equity offerings, debt offerings, bank debt or a combination thereof and possibly through privately negotiated transactions. A portion of this financing may be raised by wholly-owned subsidiaries of EchoStar, EchoStar Broadband Corporation and/or EchoStar DBS Corporation. EchoStar has obtained $2.7625 billion bridge commitments from each of Deutsche Bank and Credit Suisse First Boston which in certain circumstances may be drawn down in the event EchoStar is unable to raise the full $5.525 billion in the capital markets. As compensation for extension of the bridge commitments, EchoStar has paid a total of approximately $55 million to Deutsche Bank and Credit Suisse First Boston.

         In connection with the proposed transactions, GM, Hughes and EchoStar intend to file relevant materials with the Securities and Exchange Commission, including one or more Registration Statement(s) on Form S-4 that contain a prospectus and proxy/consent solicitation statement. Because those documents will contain important information, holders of GM $1-2/3 and GM Class H common stock are urged to read them, if and when they become available. When filed with the SEC, they will be available for free at the SECs website, www.sec.gov, and GM stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from GM. Such documents are not currently available.



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         GM and its directors and executive officers, Hughes and certain of its officers, and EchoStar and certain of its executive officers may be deemed to be participants in GM's solicitation of proxies or consents from the holders of GM $1-2/3 common stock and GM Class H common stock in connection with the proposed transactions. Information regarding the participants and their interests in the solicitation was filed pursuant to Rule 425 with the SEC by EchoStar on November 1, 2001. Investors may obtain additional information regarding the interests of the participants by reading the prospectus and proxy/consent solicitation statement if and when it becomes available.

         This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

         Materials included in this document contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The factors that could cause actual results of GM, EchoStar, Hughes, or a combined EchoStar and Hughes to differ materially, many of which are beyond the control of EchoStar, Hughes or GM include, but are not limited to, the following: (1) the businesses of EchoStar and Hughes may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected benefits and synergies from the combination may not be realized within the expected time frame or at all;
(3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; (5) generating the incremental growth in the subscriber base of the combined company may be more costly or difficult than expected; (6) the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (7) the effects of legislative and regulatory changes; (8) an inability to obtain certain retransmission consents; (9) an inability to retain necessary authorizations from the FCC; (10) an increase in competition from cable as a result of digital cable or otherwise, direct broadcast satellite, other satellite system operators, and other providers of subscription television services; (11) the introduction of new technologies and competitors into the subscription television business; (12) changes in labor, programming, equipment and capital costs; (13) future acquisitions, strategic partnership and divestitures; (14) general business and economic conditions; and (15) other risks described from time to time in periodic reports filed by EchoStar, Hughes or GM with the Securities and Exchange Commission. You are urged to consider statements that include the words may, will, would, could, should, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. This cautionary statement applies to all forward-looking statements included in this document.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ECHOSTAR COMMUNICATIONS CORPORATION



Dated: November 13, 2001                    By: /s/ Michael R. McDonnell
                                               ---------------------------------
                                               Michael R. McDonnell,
                                               Senior Vice President and Chief
                                               Financial Officer